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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-118099) pertaining to the Stock Incentive Plan of Kanbay International, Inc. of our report dated March 29, 2005, with respect to the consolidated financial statements of SSS Holdings Corporation Limited, included in the Annual Report (Form 10-K) of Kanbay International, Inc. for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Manchester, England March 29, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS